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                                                                  Exhibit 26(n)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Individual Variable Universal Life Account:

We consent to the use of our report dated March 4, 2016, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries and our report dated March 31, 2016 on the financial statements of Minnesota Life Individual Variable Universal Life Account included herein and to the reference to our firm as experts under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

Our audit report dated March 4, 2016 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to the adoption of Accounting Standards Update 2013-08, FINANCIAL SERVICES - INVESTMENT COMPANIES (TOPIC 946): AMENDMENTS TO THE SCOPE, MEASUREMENT, AND DISCLOSURE REQUIREMENTS, as of January 1, 2014.

                                                  (signed) KPMG LLP

Minneapolis, Minnesota
August 16, 2016